LIMITED POWER OF ATTORNEY

Each person whose signature appears below (each, a “Principal,” and collectively, the “Principals”) hereby constitutes and appoints Peter R. Kohli (the “Agent”) as her or his true and lawful representative and attorney-in-fact, in her or his name, place and stead, with full power and authority of substitution, TO DO ONLY THE FOLLOWING, AND THE AGENT SHALL HAVE NO AUTHORITY TO PERFORM ANY FUNCTION FOR THE PRINCIPAL EXCEPT AS FOLLOWS:  execute any and all instruments that the Agent may deem necessary or advisable or which may be required to enable The DMS Funds (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-180930 and Investment Company Act file No. 811-22706), including specifically, the power and authority to sign in the name and on behalf of each of the Principals as a Trustee of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and each Principal does hereby ratify and confirm all that the Agent shall do or cause to be done by virtue hereof.

This Limited Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, this Limited Power of Attorney has been duly executed on this 2nd day of August, 2013.

ss/Craig Edgerton Craig Edgerton, Trustee	ss/Thomas C. Heist Thomas C. Heist, Trustee
ss/Helen M. Firestone Helen M. Firestone, Trustee	ss/John McCarthy John McCarthy, Trustee
ss/Kathleen P. Heck Kathleen P. Heck, Trustee	ss/Bonnie Sekulski Bonnie Sekulski, Trustee